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                                                                    EXHIBIT 23.4

                     CONSENT OF RYDER SCOTT COMPANY, L.P.


     As independent petroleum engineers, we hereby consent to (i) the reference in this Form 10-K of Plains Resources Inc., as well as in the Notes to the Consolidated Financial Statements included in such Form 10-K, to our reserve reports to the interest of Plains Resources Inc. and its subsidiary, Plains Illinois Inc. (collectively the "Company"), dated February 5, 2001, February 16, 2001 and February 21, 2001, relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and present values thereof for certain periods (the "Reserve Reports"), and (ii) the incorporation by reference of the Reserve Reports into Plains Resources Inc.'s previously filed Registration Statements on Form S-3 (Nos. 333-42767, 333-42773, 333-65939 and 333-33804) and on Form S-8 (Nos. 33-43788, 33-48610, 33-53802, 333-06191,
333-27907, 333-45558 and 333-45562).


                                       /s/ Ryder Scott Company, L.P.
                                     -----------------------------------------
                                     Ryder Scott Company, L.P.

Houston, Texas
March 28, 2001